Loan No. 31-0921346

Exhibit 10.120
ENVIRONMENTAL INDEMNITY AGREEMENT
THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) made as of the 31st day of October, 2013 by N.J. METROMALL URBAN RENEWAL, INC., a New Jersey corporation, having an office at 180 E. Broad Street, 21st Floor, Columbus, OH 43215 (“Fee Borrower”) and JG ELIZABETH II, LLC, a Delaware limited liability company, having an office at 180 E. Broad Street, 21st Floor, Columbus, OH 43215 (“Leasehold Borrower” and, together with Fee Borrower, each a “Borrower” and collectively the “Borrowers”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having an office at 180 E. Broad Street, 21st Floor, Columbus, OH 43215 (“Guarantor”; Borrowers and Guarantor, individually and/or collectively, as the context may require, “Indemnitor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at Wells Fargo Center, 1901 Harrison Street, 2nd Floor, MAC A0227‑020, Oakland, California 94612 (together with its successors and/or assigns, “Indemnitee”) and other Indemnified Parties (defined below).
RECITALS:
A.    Indemnitee is prepared to make a loan (the “Loan”) to Borrowers in the principal amount of $350,000,000.00 pursuant to a Loan Agreement of even date herewith between Borrowers and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.
B.    Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.
C.    Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan, and Guarantor acknowledges that it will derive material benefit from the Loan.
AGREEMENT
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:
1.ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.Except as otherwise disclosed by (x) that certain Phase I environmental report (or Phase II environmental report, if required) in respect of the Property delivered to Indemnitee (referred to below as the “Environmental Report”), a copy of which has been provided to Indemnitee, and (y) that certain Consent Decree by and among the New Jersey Department of Environmental Protection, OENJ Corporation and N.J. Metromall, LLC, and approved by the United States District Court for the District of New Jersey on October 29, 1996 (the “Consent Decree”), (a) to Indemitor’s knowledge, there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report; (b) to Indemnitor’s knowledge, there are no past, present or, threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) regarding any threat of any Release of Hazardous Substances migrating to the Property; (d) to Indemnitor’s knowledge, there is no past or present non‑compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitor has truthfully and fully delivered to Indemnitee, in writing, any and all material information relating to conditions in, on, under or from the Property that is known to Indemnitor and that is contained in files and records of Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or migrating from the Property and/or to the environmental condition of the Property.
2.    ENVIRONMENTAL COVENANTS.Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if any, and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable Persons available for interviews; (f) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property to the extent required by Environmental Law; (ii) comply with any Environmental Law; (iii) comply with any directive from any Governmental Authority relating to Hazardous Substances or the Remediation thereof or otherwise related to Environmental Law; and (iv) take any other reasonable action necessary or appropriate under Environmental Laws for protection of human health or the environment; (g) Indemnitor shall not do or allow any tenant or other user of the Property to do any act related to Hazardous Substances that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; (h) Indemnitor shall promptly notify

Indemnitee in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non‑compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any proposed Remediation of environmental conditions relating to the Property or required under Environmental Law; and (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property and in violation of Environmental Law, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement; (i) Borrowers shall undertake any course of action legally required by the Environmental Protection Agency to prevent the growth of Microbial Matter; (j) Borrowers shall comply in all material respects with all Environmental Laws at any time in effect with respect to Microbial Matter; and (k) any claim made under the Redevelopment Documents.
3.    INDEMNIFIED RIGHTS/COOPERATION AND ACCESS.In the event the Indemnified Parties have reasonable grounds to believe that Hazardous Substances or a Release, or threat of Release, of Hazardous Substances exists in violation of Environmental Law exists on the Property that does not, in the sole but reasonable discretion of the Indemnified Parties, endanger any tenants or other occupants of the Property or their guests or the general public or materially and adversely affects the value of the Property, upon reasonable notice from the Indemnitee, Indemnitor shall, at Indemnitor’s sole cost and expense, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct an environmental assessment or audit (the scope of which shall be related to the suspected Release or threat of Release or presence of Hazardous Substances and determined in the sole but reasonable discretion of the Indemnified Parties) and take any related samples of soil, groundwater or other water, air, or building materials or any other related invasive testing requested by Indemnitee and promptly deliver the results of any such assessment, audit, sampling or other testing (and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof); provided, however, if such results are not delivered to the Indemnified Parties within a reasonable period or if the Indemnified Parties have reasonable grouns to believe that a Release, or threat of Release, or presence of a Hazardous Substance in violation of Environmental Law exists on the Property that, in the sole but reasonable judgment of the Indemnified Parties, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Indemnitor, the Indemnified Parties and any other Person designated by the Indemnified Parties, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times, so as to not unreasonably interfere with the operation of the Property and subject to the rights of the existing tenants, to assess any and all aspects of the suspected Release, threat of Release, or presence of Hazardous Substances, including but not limited to conducting any environmental assessment or audit (the scope of which shall be related to the suspected Release, threat of Release or presence of Hazardous Substances and determined in the sole but reasonable discretion of the Indemnified Parties) and taking related samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other related invasive testing. Indemnitor shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property.
4.    INDEMNIFICATION.Notwithstanding Section 13.1 of the Loan Agreement or any other provision of the Loan Documents which limit the liability of the Indemnitor, Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non‑compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property caused by Hazardous Substances or any violation of Environmental Law, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances generated in, on, under or otherwise at the Property at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property that in each instance are caused by Hazardous Substances in, on or under the Property or any violation of Environmental Law; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations relating to Hazardous Substances and/or Environmental Law pursuant to this Agreement, the Loan Agreement or the

Security Instrument (collectively, the “Indemnified Liabilities”); provided, however, that Indemnitor shall not have any obligation to the Indemnified Parties for the Indemnified Liabilities to the extent solely caused by the gross negligence or willful misconduct of Indemnitee. Notwithstanding the foregoing, the indemnification obligations of Indemnitor hereunder shall not apply to the extent that Indemnitor can prove pursuant to a non‑appealable judgment by a court of competent jurisdiction that any claim, loss, damage, cost, expense or liability arose solely from Hazardous Substances that: (x) were not present prior to the date that Indemnitee or its nominee or other Person acquired title to the Property (and in no event resulting from or relating to a condition existing or which may have existed prior to the date that Indemnitee or its nominee or other Person acquired title to the Property), whether by foreclosure, exercise of power of sale or otherwise and (y) were not the result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors.
5.    DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES.Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of such Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and reasonable out‑of‑pocket disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
6.    DEFINITIONS.Capitalized terms used herein and not specifically defined in this Agreement shall have the respective meanings described to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings: The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right‑to‑Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act as it relates to Hazardous Substances; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; the New Jersey Industrial Site Recovery Act; the New Jersey Spill Compensation and Control Act; the New Jersey Underground Storage of Hazardous Substances Act; the New

Jersey Water Pollution Control Act and the Consent Decree. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the condition of the Property with respect to Releases of Hazardous Substances or other environmental conditions; requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity relating to Releases of Hazardous Substances or other environmental conditions; relating to nuisance, trespass or other causes of action related to Releases Hazardous Substances or other environmental conditions in, on or under the Property; and relating to wrongful death, personal injury, or property or other damage in connection with the presence or Releases of Hazardous Substances or other environmental conditions in, on or under the Property.
The term “Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that are determined pursuant to Environmental Law to have a negative impact on human health or the environment, including but not limited to, Microbial Matter, petroleum and petroleum products, asbestos and asbestos‑containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. The foregoing shall be deemed to exclude substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning, renovations or other maintenance or operations, provided the same (i) have been and continue to be in compliance with all Environmental Laws, (ii) have not and do not result in contamination of the Property in violation of Environmental Law and (iii) have not had and do not otherwise have a Material Adverse Effect.
The term “Indemnified Parties” means Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business, except that “Indemnified Party” shall not include any third-party not affiliated with Indemnitee that acquires the Property or any portion thereof at a sale, including without limitation a foreclosure sale or pursuant to deed-in-lieu thereof (a “Third Pasrty Purchaser”) other than the first Third Party Purchaser).
The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.
The term “Losses” means any actual losses, damages, reasonable out‑of‑pocket costs, fees and expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, reasonable litigation costs, reasonable attorneys’ fees, reasonable engineers’ fees, reasonable environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.
The term “Microbial Matter” means fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew, and viruses, whether or not such Microbial Matter is living in quantity or condition which is reasonably likely to, or does, threaten human health or is reasonably expected to cause, or does cause, a Material Adverse Effect.
The term “Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances in violation of Environmental Law.
The term “Remediation” means any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; and any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.
7.    OPERATIONS AND MAINTENANCE PROGRAMS.If recommended by the Environmental Report or any other assessment or audit of the Property (including, without limitation, any assessment or audit performed after the date hereof), Indemnitor shall implement and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Indemnitee, prepared by an environmental consultant reasonably acceptable to Indemnitee, which program shall address any asbestos‑containing material, lead based paint or mold that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, with respect to such operations and maintenance programs, Indemnitee may require (a) periodic notices or reports to Indemnitee in form, substance and at such reasonable intervals as Indemnitee may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters and (c) at

Indemnitor’s sole but reasonable cost and expense, supplemental examination of the Property by consultants specified by Indemnitee (any such examination shall be reasonably related to the suspected violation of law). Indemnitor’s failure to comply with the foregoing provisions of this Section 7 within thirty (30) days of notice from Indemnitee shall, at Indemnitee’s option, constitute an Event of Default.
8.    UNIMPAIRED LIABILITY.The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instrument or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to record the Security Instrument or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.
9.    ENFORCEMENT.Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or to the extent permitted by Applicable Law, exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Debt of Indemnitor pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instrument or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non‑recourse or exculpation provision of the Loan Agreement; Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

10.    SURVIVAL.The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument. Notwithstanding the foregoing, the obligations and liabilities of Indemnitor under this Agreement shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) the Loan shall have been paid in full on or prior to the Maturity Date in accordance with the terms of the Loan Documents and Indemnitee has not exercised any of its remedies under the Security Instrument to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument, (ii) there has been no material change, between the date hereof and the date of the requested release, in any Environmental Law, the effect of which change could make a lender or mortgagee liable in respect to any matter for which the Indemnified Parties are entitled to indemnification pursuant to this Agreement, notwithstanding the fact that the Loan is paid in full, (iii) Indemnitee shall have received, at Indemnitor’s expense, an updated Phase I environmental site assessment with respect to the Property dated within sixty (60) days of the requested release, which concludes that there is no evidence that the Property contains any Hazardous Substances and the Property is not subject to any significant risk of contamination from any off site Hazardous Substances in violation of the representations, warranties, and covenants set forth in this Agreement and the other Loan Documents, (iv) no Event of Default exists and is continuing under this Agreement or in any of the other Loan Documents, (v) there is no claim for indemnity hereunder then pending, and (vi) twenty‑four (24) months have passed since the date that the Loan has been paid in full.
11.    INTEREST.Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within five (5) days of such demand therefor, shall bear interest at the Default Rate.
12.    WAIVERS.
(a)    Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.
(b)    EACH OF INDEMNITOR AND THE INDEMNIFIED PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF INDEMNITOR OR ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.
13.    SUBROGATION.Indemnitor shall take any and all commercially reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.
14.    INDEMNITOR’S REPRESENTATIONS AND WARRANTIES.Indemnitor represents and warrants that:
(a)    it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;
(b)    its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by‑laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;
(c)    to the best of Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would reasonably be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d)    it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
(e)    to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and
(f)    this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and to principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
15.    NO WAIVER.No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.
16.    NOTICE OF LEGAL ACTIONS.Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any legal action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 20 hereof.
17.    EXAMINATION OF BOOKS AND RECORDS.At reasonable times and upon reasonable notice, the Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor pertaining to its financial condition or to the income, expenses and operation of the Property, at the Property or at the office regularly maintained by Indemnitor where the books and records are located. Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers.
18.    SECURITIZATION.Indemnitor hereby agrees to cooperate in fulfilling any obligation of Borrowers under Article 11 of the Loan Agreement.
19.    TAXES. Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
20.    NOTICES.All notices or other written communications hereunder shall be made in accordance with Article 14 of the Loan Agreement and given to the Guarantor at the address set forth in the first paragraph of this Agreement.

21.    DUPLICATE ORIGINALS; COUNTERPARTS.This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
22.    NO ORAL CHANGE.This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
23.    HEADINGS, ETC.The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
24.    NUMBER AND GENDER/SUCCESSORS AND ASSIGNS.All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person defined as Indemnitor from time to time, as the sense of a particular provision may require, and to include the successors and assigns of Indemnitor, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever, subject to the terms of Section 10 above.
25.    RELEASE OF LIABILITY.Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.
26.    RIGHTS CUMULATIVE.The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.
27.    INAPPLICABLE PROVISIONS.If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
28.    GOVERNING LAW.
(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION

EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING, THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT INDEMNITEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:
National Registered Agents, Inc.
111 8th Avenue
New York, NY 10011
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED

AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
29.    MISCELLANEOUS.
(a)    Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.
(b)    Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and reasonable out‑of‑pocket disbursements of Indemnitee.
(c)    Joint and Several Liability. If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.
30.    STATE SPECIFIC PROVISIONS.
(a)    Except as otherwise disclosed by the Environmental Report and the Consent Decree, and except as set forth on the survey certified to Lender in connection with the Loan, Indemnitor hereby represents and warrants to Indemnitee that, to the best of Indemnitor’s knowledge, the Property is not located within a “freshwater wetlands” or a “transition area,” each as defined by N.J.S.A., and is not subject to the terms of the New Jersey Freshwater Wetlands Protection Act, as amended, N.J.S.A. 13:9B-1 et. seq., or the rules and regulations promulgated thereunder.
(b)    Indemnitor shall not conduct or cause or permit to be conducted on the Property any activity which constitutes an Industrial Establishment (as such term is defined in the New Jersey Industrial Site Recovery Act, as amended (the “ISRA”)) without the prior written consent of Indemnitee. In the event that the provisions of ISRA become applicable to the Property subsequent to the date hereof, Indemnitor shall give prompt written notice thereof to Indemnitee and shall take immediate requisite action to insure compliance with ISRA. Indemnitor shall deliver to Indemnitee copies of all correspondence, notices and submissions that it sends to or receives from the New Jersey Department of Environmental Protection in connection with such ISRA compliance. Indemnitor 's obligation to comply with ISRA shall, notwithstanding its general applicability, also specifically apply to sale, transfer, closure or termination of operations associated with any foreclosure action respecting the Property, including, without limitation, a foreclosure action brought with respect to the Security Instrument.

(c)    To the best of Indemnitor’s knowledge, the Property has not been and is not now being used as a Major Facility (as defined in the New Jersey Spill Corporation and Control Act N.J.S.A 58:10-23.11 et seq.), and Indemnitor shall not use any such property as a Major Facility in the future without the prior written consent of Indemnitee. If Indemnitor ever becomes an owner or operator of a Major Facility at the Property, Indemnitor shall pay all taxes levied against such Major Facility, in accordance with N.J.S.A. 58:10-23. 11h.
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IN WITNESS WHEREOF, this Environmental Indemnity Agreement has been executed by Indemnitor and is effective as of the day and year first above written.
INDEMNITOR:
N.J. METROMALL URBAN RENEWAL, INC., a New Jersey corporation
By: /s/ Mark E. Yale
Name: Mark E. Yale

Title:	Executive Vice President,
Chief Financial Officer and Treasurer
JG ELIZABETH II, LLC, a Delaware limited liability company

By:    GLIMCHER PROPERTIES LIMITED     PARTNERSHIP, a Delaware limited partnership,
its sole equity member
By:     GLIMCHER PROPERTIES     CORPORATION, a Delaware corporation,     its sole general partner
By: /s/ Mark E. Yale
Name: Mark E. Yale
Title:     Executive Vice President,
Chief Financial Officer and     Treasurer

GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner
By: /s/Mark E. Yale
Name: Mark E. Yale
Title:     Executive Vice President,
Chief Financial Officer and Treasurer